UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2008

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                (917) 663-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements With Certain Officers.

(e) Deferred Stock. On January 30, 2008, the Compensation Committee of the Board of Directors of Altria Group, Inc. (the “Company”) approved the grant of shares of deferred stock under the 2005 Performance Incentive Plan to the following executive officers in the amounts indicated below:

Name	Shares of Deferred Stock
Louis C. Camilleri	330,280
Michael E. Szymanczyk	28,670
Charles R. Wall	27,360

The deferred stock awards vest three years from the grant date. A form of deferred stock agreement is attached as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Base Salaries. On January 30, 2008, the Company announced the spin-off of 100% of the shares of Philip Morris International (PMI) to the Company’s shareholders, with the distribution of shares to be made on March 28, 2008 to shareholders of record on March 19, 2008. Effective with the spin-off, Louis C. Camilleri will become the Chairman and Chief Executive Officer of PMI and Charles R. Wall will become the Vice-Chairman of PMI. In view of the pending spin-off, on January 30, 2008, the Compensation Committee approved new base salaries for Mr. Camilleri and Mr. Wall to be effective upon the spin-off. Mr. Camilleri’s new base salary will be $1,500,000 and Mr. Wall’s will be $1,100,000.

Annual Incentive Awards. On January 30, 2008, the Compensation Committee approved annual incentive awards for 2007, payable in cash, to the following executive officers, as follows:

Name	Annual Incentive Award
Louis C. Camilleri	$4,750,000
Dinyar S. Devitre	$1,200,000
Steven C. Parrish	$1,250,000
Michael E. Szymanczyk	$2,150,000
Charles R. Wall	$2,100,000

The maximum award amounts for the 2007 annual incentive awards were determined based on a performance incentive pool equal to 0.25% of the 2007 adjusted net earnings of the Company. Adjusted net earnings of the Company is defined as the net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Compensation Committee. In addition, individual award amounts are limited to the shareholder-approved maximum defined in the 2005 Performance Incentive Plan of $10.0 million.

Long-Term Performance Incentive Awards. In view of the announced spin-off of PMI discussed under Base Salaries above, the 2007-2009 Altria Long-Term Performance Incentive Plan was terminated effective December 31, 2007 after one year of its three year cycle, and on January 30, 2008, the Compensation Committee approved awards, payable in cash, for the 2007 plan year to the following executive officers:

Name	Long-Term Incentive Award
Louis C. Camilleri	$5,031,250
Dinyar S. Devitre	$2,070,000
Steven C. Parrish	$2,300,000
Michael E. Szymanczyk	$2,760,000
Charles R. Wall	$2,484,000

The maximum award amounts that can be paid to the officers covered by the compensation formula as a group are 0.25% of the three-year cumulative adjusted net earnings. In addition, individual awards are limited to the stockholder-approved annual maximum of $8 million as provided in the 2005 Performance Incentive Plan.

Future Programs

On January 30, 2008, the Compensation Committee approved formulae for determining the maximum award amounts for 2008 annual incentive awards and long-term awards for the 2008 – 2010 performance cycle of the Long-Term Incentive Plan. These formulae reflect the Company’s intention to qualify, to the extent possible, cash compensation paid to officers as tax deductible, subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

Under each formula, the maximum award amounts are determined based on a performance incentive pool equal to a predetermined percentage of adjusted net earnings (0.7% of 2008 adjusted net earnings for the 2008 Annual Incentive Plan or equal to 0.5% for each of 2008, 2009 or 2010 under the 2008 – 2010 performance cycle of the Long-Term Incentive Plan) of the Company for each respective performance cycle. Adjusted net earnings of the Company is defined as the net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Compensation Committee. In addition, individual award amounts are limited to the shareholder-approved maximum defined in the 2005 Performance Incentive Plan: $10.0 million for the annual incentive awards and $8 million for each of the three years of the 2008 – 2010 performance cycle of the Long-Term Incentive Plan.

At the conclusion of each performance cycle the respective performance pools will be calculated and divided among the covered officers. The Chairman and the Chief Executive Officer’s maximum award under both plans is limited to one-third of each pool, and the remaining covered officers each will be eligible for a maximum award equal to one-sixth of each remaining pool, in each case, subject to the individual maximums defined in the 2005 Performance Incentive Plan.

In addition, on January 30, 2008, the Compensation Committee approved a formula for determining the maximum award amounts for 2009 deferred stock awards, which formula reflects the Company’s intention to qualify, to the extent possible, stock awards made to officers as tax deductible, subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

The maximum deferred stock award grant value amounts for the 2008 deferred stock awards are determined based on a performance incentive pool equal to 1.0% of the adjusted net earnings of the Company. Adjusted net earnings of the Company is defined as the net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Compensation Committee. In addition, individual awards are limited to the shareholder-approved maximum defined in the 2005 Performance Incentive Plan of one million shares.

At the conclusion of 2008, the performance pool for the 2009 deferred stock awards will be calculated and divided among the covered officers. The Chairman and the Chief Executive Officer’s maximum award is equal to one-third of the pool and the remaining covered officers each will be eligible for a maximum award up to an equal share of the remaining pool, in each case, subject to the individual maximum defined in the 2005 Performance Incentive Plan.

The Company will provide additional information regarding the compensation of its executive officers in its proxy statement for the 2008 Annual Meeting of Shareholders, which will be issued in April.

A form of deferred stock agreement is attached as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Deferred Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ G. PENN HOLSENBECK
Name:	G. Penn Holsenbeck
Title:	Vice President, Associate General Counsel and Corporate Secretary

DATE: February 5, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Deferred Stock Agreement.